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                                   EXHIBIT 2
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IDENTIFICATION AND CLASSIFICATION OF SUBSIDIARY(S) WHICH ACQUIRED SECURITIES
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    Smith Barney Fund Management LLC, Investment advisor in accordance with
                        Section 240.13d-1(b)(1)(ii)(E)

      Each of the undersigned hereby affirms the identification and Item 3 Classification of the subsidiary(s) which acquired the securities filed for in this Schedule 13G.



Date:  January 29, 2002


                      SALOMON SMITH BARNEY HOLDINGS INC.


                      By: /s/ Joseph B. Wollard
                          --------------------------------
                          Name:  Joseph B. Wollard
                          Title: Assistant Secretary


                      CITIGROUP INC.


                      By: /s/ Joseph B. Wollard
                          --------------------------------
                          Name:  Joseph B. Wollard
                          Title: Assistant Secretary